1940 Act File No. 811-22668

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

[  ]         Preliminary Information Statement
[  ]         Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[X]        Definitive Information Statement

ETF Series Solutions
(Name of Registrant As Specified In Its Charter)

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[  ]        Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1)  Title of each class of securities to which transaction applies:
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(2)  Aggregate number of securities to which transaction applies:
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(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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[  ]  Fee paid previously with preliminary materials.
[  ]  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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FALAH RUSSELL-IDEALRATINGS U.S. LARGE CAP ETF (FIA)
a series of ETF Series Solutions
615 East Michigan Street,
Milwaukee, Wisconsin 53202

INFORMATION STATEMENT

NOTICE OF APPOINTMENT OF NEW SUB-ADVISER

A Notice of Internet Availability of this Information Statement is being mailed on or about June 8, 2016 to shareholders of record as of May 31, 2016 (the “Record Date”). The Information Statement is being provided to shareholders of the Falah Russell-IdealRatings U.S. Large Cap ETF (the “Fund”), a series of ETF Series Solutions (the “Trust”), a Delaware statutory trust with principal offices located at 615 East Michigan Street, Milwaukee, Wisconsin 53202, in lieu of a proxy statement, pursuant to the terms of an exemptive order that the Fund, the Trust and the investment adviser to the Fund, Exchange Traded Concepts, LLC (the “Adviser”), received from the U.S. Securities and Exchange Commission (“SEC”) effective as of March 10, 2015. The exemptive order permits the Adviser, subject to approval of the Trust’s Board of Trustees (the “Board” or the “Trustees”), to enter into or materially amend sub-advisory agreements without obtaining shareholder approval, subject to the condition that an Information Statement (or a Notice of Internet Availability of Information Statement) is provided to shareholders of the Fund.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF
THIS INFORMATION STATEMENT
This Information Statement is available at www.falah-capital-etfs.com.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

The Adviser, and not the Fund, will bear the expenses incurred with preparing and distributing this Information Statement, except to the extent that the Fund’s sponsor may reimburse the Adviser for such expenses. One Notice of Internet Availability of this Information Statement may be delivered to shareholders sharing the same address unless the Fund has received contrary instructions from a shareholder.

YOU MAY OBTAIN A COPY OF THE FUND’S MOST RECENT ANNUAL OR SEMI-ANNUAL REPORT TO SHAREHOLDERS, FREE OF CHARGE, BY VISITING THE FUND’S WEBSITE AT WWW.FALAH-CAPITAL-ETFS.COM, BY WRITING TO THE FUND, C/O U.S. BANCORP FUND SERVICES, LLC, P.O. BOX 701, MILWAUKEE, WI 53201-0701, OR BY CALLING (TOLL-FREE) 1‑800‑617‑0004.

THE ADVISER AND ITS ADVISORY AGREEMENT
Pursuant to an Investment Advisory Agreement dated December 23, 2014 (the “Advisory Agreement”) with the Trust, the Adviser, an Oklahoma limited liability company located at 10900 Hefner Pointe Drive, Suite 207, Oklahoma City, Oklahoma 73120, serves as the investment adviser to the Fund. The Adviser is majority owned by Cottonwood ETF Holdings LLC, a holding company. The Advisory Agreement was last submitted to a vote of the shareholders of the Fund on March 26, 2015. The Advisory Agreement with respect to the Fund will continue in force for an initial period of two years. Thereafter, the Advisory Agreement will be renewable from year to year with respect to the Fund, so long as its continuance is approved at least annually (1) by the vote, cast in person at a meeting called for that purpose, of a majority of those Trustees who are not “interested persons” of the Adviser or the Trust; or (2) by the majority vote of either the full Board or the vote of a majority of the outstanding Shares of the Fund. The Advisory Agreement automatically terminates on “assignment,” as defined in the Investment Company Act of 1940 (the “1940 Act”), and is terminable on a 60-day written notice either by the Trust or the Adviser.
The Adviser shall not be liable to the Trust or any shareholder for anything done or omitted by it, except acts or omissions involving willful misfeasance, bad faith, negligence or reckless disregard of the duties imposed upon it by its agreement with the Trust or for any losses that may be sustained in the purchase, holding or sale of any security.

For services provided to the Fund, the Fund pays the Adviser a unified management fee, which is calculated daily and paid monthly, at an annual rate of 0.70% of the Fund’s average daily net assets. From the unified management fee, the Adviser pays the Fund’s sub-adviser a sub-advisory fee. The sub-adviser serves pursuant to a separate sub-advisory agreement between the Adviser and the sub-adviser under which the sub-adviser manages the Fund’s investment portfolio and provides related compliance and record-keeping services.
BOARD APPROVAL AND EVALUATION OF THE NEW SUB-ADVISORY AGREEMENT
At a meeting of the Board held on February 18, 2016 (the “Meeting”), the Board, including a majority of the Trustees who are not “interested persons” of the Trust within the meaning of the 1940 Act (the “Independent Trustees”), reviewed the various factors relevant to its consideration of the investment sub-advisory agreement between the Adviser and Vident Investment Advisory, LLC (“VIA” or the “Sub-Adviser”) (the “Sub-Advisory Agreement”) and the Board’s legal responsibilities related to such consideration. After analysis and discussions of the factors identified below, the Board, including a majority of the Independent Trustees, approved the Sub-Advisory Agreement for an initial two-year term.
Prior to the Meeting, the Board, including the Independent Trustees, reviewed written materials from the Sub-Adviser regarding, among other things: (i) the nature, extent, and quality of the services to be provided by the Adviser and Sub-Adviser; (ii) the cost of the services to be provided and the profits to be realized by the Sub-Adviser and its affiliates from services to be rendered to the Fund; (iii) comparative fee and expense data for the Fund and other investment companies with similar investment objectives; (iv) the extent to which economies of scale would be realized as the Fund grows and whether the proposed advisory fee for the Fund reflects these economies of scale for the benefit of the Fund; and (v) other financial benefits to the Sub-Adviser and its affiliates resulting from services to be rendered to the Fund.
Prior to the Meeting, representatives from the Adviser and Sub-Adviser, along with other service providers of the Fund, presented additional oral and written information to help the Board evaluate the Sub-Adviser’s fees and other aspects of the Sub-Advisory Agreement. The Board then discussed the written materials and oral presentations that it had received and any other information that the Board received at the Meeting, and deliberated on the approval of the Sub-Advisory Agreement in light of this information. In its deliberations, the Board did not identify any single piece of information discussed below that was all-important or controlling.
Nature, Extent, and Quality of Services Provided. The Board considered the scope of services to be provided to Falah under the Sub-Advisory Agreement, noting that VIA would provide investment management services to Falah, as well as other ETFs, including certain series of the Trust. The Board noted the responsibilities that VIA would have as Falah’s investment sub-adviser, including: responsibility for the general management of the day-to-day investment and reinvestment of the assets of Falah determining the daily baskets of deposit securities and cash components; executing portfolio security trades for purchases and redemptions of Fund shares conducted on a cash-in-lieu basis; oversight of general portfolio compliance with relevant law; responsibility for daily monitoring of tracking error and quarterly reporting to the Board; and implementation of Board directives as they relate to Falah.
In considering the nature, extent and quality of the services to be provided by VIA, the Board considered reports of the Trust’s Chief Compliance Officer with respect to VIA’s compliance program and VIA’s experience providing investment management services to other ETFs, including other series of the Trust. VIA’s registration form (“Form ADV”) was provided to the Board, as was the response of VIA to a detailed series of questions which included, among other things, information about the background and experience of the portfolio manager primarily responsible for the day-to-day management of Falah. After discussion, the Independent Trustees concluded that the Sub-Adviser has the appropriate personnel, systems, and compliance policies and procedures to perform its duties under the Sub-Advisory Agreement and that the nature, overall quality, cost, and extent of such services was expected to be satisfactory.
Historical Performance. The Board noted that the Sub-Adviser had not previously managed Falah and consequently, determined that performance was not a relevant consideration with respect to Falah.
Costs of Services Provided and Economies of Scale. The Board reviewed the advisory fees to be paid by ETC to VIA for its services to Falah. The Board considered that the fees to be paid to VIA would be paid by the adviser from the fee the adviser received from the applicable Fund and noted that the fee reflected an arm’s-length negotiation between ETC and VIA based on the nature and expected size of each Fund. The Board further determined that the fee reflected an appropriate allocation of the advisory fee paid to the Adviser given the work performed by each firm and noted that the fees were generally in line with those charged by VIA in connection with other similar series of the Trust. The Board concluded that the proposed sub-advisory fees were reasonable.

Conclusion. No single factor was determinative of the Board’s decision to approve the Sub-Advisory Agreement at the Meeting; rather, the Board based its determinations on the total mix of information available to it. Based on a consideration of all the factors in their totality, the Board, including a majority of the Independent Trustees, determined that the Sub-Advisory Agreement, including the compensation payable under the agreement, was fair and reasonable to the Fund. The Board, including a majority of the Independent Trustees, therefore determined that the approval of the Sub-Advisory Agreement was in the best interests of the Fund and its shareholders.
INFORMATION REGARDING THE SUB-ADVISORY AGREEMENT

Pursuant to the Sub-Advisory Agreement, the Sub-Adviser is responsible for trading portfolio securities on behalf of the Fund, including selecting broker-dealers to execute purchase and sale transactions as instructed by the Adviser or in connection with any rebalancing or reconstitution of the Fund’s underlying index, subject to the supervision of the Adviser and the Board. For the services it provides to the Fund, the Sub-Adviser is compensated by the Adviser from the management fees paid by the Fund to the Adviser. For its services, the Sub-Adviser is paid a fee by the Adviser calculated daily and based on the daily net assets of the Fund at an annual rate of 5 bps (0.05%) on the first $250 million, 4 bps (0.04%) on the next $250 million, and 3 bps (0.03%) on assets over $500 million, subject to a $20,000 minimum.

The Sub-Advisory Agreement will continue in force for an initial period of two years. Thereafter, the Sub-Advisory Agreement is renewable from year to year with respect to the Fund, so long as its continuance is approved at least annually (1) by the vote, cast in person at a meeting called for that purpose, of a majority of those Trustees who are not “interested persons” of the Trust; or (2) by the majority vote of either the full Board or the vote of a majority of the outstanding Shares of the Fund. The Sub-Advisory Agreement will terminate automatically in the event of its assignment, and is terminable at any time without penalty by the Board or, with respect to the Fund, by a majority of the outstanding Shares of the Fund, on not less than 30 days’ nor more than 60 days’ written notice to the Sub-Adviser, or by the Sub-Adviser on 60 days’ written notice to the Adviser and the Trust. The Sub-Advisory Agreement provides that the Sub-Adviser shall not be protected against any liability to the Trust or its shareholders by reason of willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard of its obligations or duties thereunder.

The Fund’s prior sub-advisory agreement with Mellon Capital Management Corporation (“Mellon Capital”) was mutually terminated by the Adviser and Mellon Capital effective March 15, 2016, the date on which VIA became the Fund’s Sub-Adviser. The prior sub-advisory agreement with Mellon Capital was terminated primarily due to Mellon Capital’s desire to limit its clients to those larger than the Fund.

INFORMATION ABOUT VIDENT INVESTMENT ADVISORY, LLC

VIA, 300 Colonial Center Parkway, Suite 330, Roswell, Georgia 30076, was established in 2014 and is a wholly-owned subsidiary of Vident Financial, LLC. Vident Financial, LLC, located at 300 Colonial Center Parkway, Suite 330, Roswell, Georgia 30076, was formed in 2013 to develop and license investment market solutions (indices and funds) based on strategies that combine sophisticated risk-balancing methodologies, economic freedom metrics, valuation, and investor behavior, and its Chief Executive Officer is Nicholas A. Stonestreet. Vident Financial, LLC is a wholly-owned subsidiary of the Vident Investors’ Oversight Trust. Nicholas A. Stonestreet, Andrew T. Schmuhl and Vince L. Birley serve as the trustees of the Vident Investors’ Oversight Trust.

The following table provides information on the principal executive officers and trustees of VIA:

Name and Address*	Title and Principal Occupation
Denise M. Krisko	President
Nicholas A. Stonestreet	Chief Executive Officer
Andrew T. Schmuhl	Chief Compliance Officer and Chief Operating Officer
Shirish T. Malekar	Chief Investment Officer
*The principal mailing address of each individual is that of VIA’s principal offices as stated above.

Denise M. Krisko, CFA, President of VIA, serves as Portfolio Manager responsible for the day to day management of the Fund’s portfolio.

Portfolio Manager
Ms. Krisko is the portfolio manager for the Fund. Ms. Krisko became the President of Vident in November 2014 and has over nineteen years of investment management experience. Ms. Krisko was previously the Chief Investment Officer at Index Management Solutions, LLC (“IMS”). Prior to joining IMS, she was a Managing Director and Co-Head of the Equity Index Management and Head of East Coast Equity Index Strategies for Mellon Capital Management. She was also a Managing Director of The Bank of New York and Head of Equity Index Strategies for BNY Investment Advisors from August 2005 until the merger of The Bank of New York with Mellon Bank in 2007, when she assumed her role with Mellon Capital Management. Ms. Krisko attained the Chartered Financial Analyst designation in 2000. Ms. Krisko graduated with a BS from Pennsylvania State University and obtained her MBA from Villanova University.

The Fund’s SAI provides additional information about the Portfolio Manager’s compensation structure, other accounts managed by the Portfolio Manager, and the Portfolio Manager’s ownership of shares in the Fund.

Other Investment Companies Advised or Sub-Advised by VIA. VIA does not currently act as an adviser to any registered investment companies having a similar investment objective as that of the Fund.
BROKERAGE COMMISSIONS
For the fiscal period October 1, 2014 through June 30, 2015, the Fund paid $1 (one dollar) in aggregate brokerage commissions, none of which was paid to affiliated brokers.
During the fiscal period October 1, 2014 through June 30, 2015, none of the Fund’s brokerage transactions were directed to a broker because of research services provided.
ADDITIONAL INFORMATION ABOUT THE FUND
THE ADMINISTRATOR, INDEX RECEIPT AGENT, AND TRANSFER AGENT
U.S. Bancorp Fund Services, LLC, located at 615 East Michigan Street, Milwaukee, Wisconsin 53202, serves as the Fund’s transfer agent, administrator, and index receipt agent.
CUSTODIAN
U.S. Bank N.A., Custody Operations, located at 1555 North RiverCenter Drive, Suite 302, Milwaukee, Wisconsin 53212, provides custody services for the Fund.
PRINCIPAL UNDERWRITER
Quasar Distributors, LLC, located at 615 East Michigan Street, 4th Floor, Milwaukee, Wisconsin 53202, serves as the principal underwriter and distributor of the Fund.

FINANCIAL INFORMATION
The Fund’s most recent annual report and semi-annual report are available on request, without charge, by writing to the Fund, c/o U.S. Bancorp Fund Services, LLC, P.O. Box 701, Milwaukee, WI 53201-0701 or calling the Fund at 1‑800‑617‑0004.

PRINCIPAL SHAREHOLDERS, CONTROL PERSONS, AND MANAGEMENT OWNERSHIP
A principal shareholder is any person who owns of record or beneficially 5% or more of the outstanding shares of a fund. A control person is a shareholder that owns beneficially or through controlled companies more than 25% of the voting securities of a company or acknowledges the existence of control. Shareholders owning voting securities in excess of 25% may determine the outcome of any matter affecting and voted on by shareholders of the Fund. As of May 31, 2016, the following shareholders were considered to be a principal shareholder of the Fund:

Name and Address	% Ownership	Type of Ownership
KCG Americas LLC 545 Washington Boulevard Jersey City, NJ 07310	67.86%	Record
CHS Schwab 101 Montgomery Street San Francisco, CA 94104	8.72%	Record
Interactive Brokers, LLC P.O. Box A3770 Chicago, IL 60690-3770	5.30%	Record

SHAREHOLDER PROPOSALS
The Agreement and Declaration of Trust and the Amended and Restated By-laws of the Trust do not provide for annual meetings of shareholders, and the Trust does not currently intend to hold such meetings in the future. Shareholder proposals for inclusion in a proxy statement for any subsequent meeting of the Trust’s shareholders must be received by the Trust a reasonable period of time prior to any such meeting.

DELIVERY OF SHAREHOLDER DOCUMENTS
Only one copy of the Notice of Internet Availability of Information Statement and other documents related to the Fund, such as annual reports, proxy materials, quarterly statements, etc., is being delivered to multiple shareholders sharing an address, unless the Trust has received contrary instructions from one or more shareholders. Shareholders sharing an address who are currently receiving a single copy of such documents and who wish to receive a separate copy of such documents may make such request by contacting the Fund in writing, c/o U.S. Bancorp Fund Services, LLC, P.O. Box 701, Milwaukee, WI 53201-0701 or by calling 1‑800‑617‑0004. Such copies will be delivered promptly upon request. Shareholders sharing an address who are currently receiving multiple copies of such documents and who wish to receive delivery of a single copy of such documents may make such request by contacting the Fund at the same address or telephone number.

FALAH RUSSELL-IDEALRATINGS U.S. LARGE CAP ETF (FIA)
a series of ETF Series Solutions
615 East Michigan Street,
Milwaukee, Wisconsin 53202

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF
INFORMATION STATEMENT

June 8, 2016

This Notice presents only an overview of the more complete Information Statement that is available to you on the internet relating to Falah Russell-IdealRatings U.S. Large Cap ETF (the “Fund”), a series of ETF Series Solutions (the “Trust”). We encourage you to access and review all of the important information contained in the Information Statement.

The Fund and the Trust have made the following material available for view:

Information Statement

The Information Statement details the addition of a new sub-adviser to the Fund. Specifically, the Board of Trustees of the Trust (the “Board of Trustees”) has approved a new sub-advisory agreement on behalf of the Fund between Exchange Traded Concepts, LLC (“ETC”), the investment adviser to the Fund, and Vident Investment Advisory, LLC.

ETC and the Trust have received an exemptive order (the “Manager of Managers Order”) from the U.S. Securities and Exchange Commission. This Manager of Managers Order permits ETC to enter into and materially amend sub-advisory agreements (with non-affiliated entities) with the approval of the Board of Trustees, including a majority of Trustees who are not parties to the agreement and are not interested persons, as defined in the Investment Company Act of 1940, of the parties to the agreement, without obtaining shareholder approval. The Manager of Managers Order requires that the Information Statement be provided to you.

By sending you this Notice, the Fund and the Trust are notifying you that they are making the Information Statement available to you online in lieu of mailing you a copy. You may print and view the full Information Statement on the Fund’s website at www.falah-capital-etfs.com until at least September 8, 2016. You may request a paper or email copy of the Information Statement, free of charge, by contacting the Fund in writing c/o U.S. Bancorp Fund Services, LLC, P.O. Box 701, Milwaukee, Wisconsin 53201-0701 or by calling 1‑800‑617‑0004 by September 8, 2016. If you do not request a paper or email copy by this date, you may not otherwise receive a copy.

If you want to receive a paper copy of the Information Statement, you must request one.

There is no charge to you for requesting a copy.